EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT


Mercy  Air  Service,  Inc.,  a  California  corporation  (Mercy  Air)

ARCH  Air  Medical  Service,  Inc.,  a  Missouri  corporation  (ARCH)